UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006 (October 10, 2006)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51251	20-1538254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

103 Powell Court, Suite 200
Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 10, 2006, LifePoint Hospitals, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company will hold its 2007 Annual Meeting of Stockholders on Tuesday, May 8, 2007. If a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the 2007 Annual Meeting, the proposal must comply with the SEC’s proxy rules, be stated in writing and be received by the Company on or before the close of business on Wednesday, December 6, 2006. This deadline is established by the SEC’s proxy rules and is earlier than the deadline previously disclosed by the Company in the Company’s proxy statement for its 2006 Annual Meeting. In addition, in order for a stockholder proposal, including nominations for directors, to be properly brought before the 2007 Annual Meeting, the proposal must comply with the Company’s By-Laws and be received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on Wednesday, February 7, 2007. Any proposals should be mailed to the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary.
     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Exhibits.
     99.1       Press Release dated October 10, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Senior Vice President and General Counsel

Date: October 11, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated October 10, 2006